Exhibit 5.1

October 6, 2023

Marpai, Inc.

615 Channelside Drive, Suite 207

Tampa, Florida 33602

Re:	Registration Statement on Form S-1 (File No. 333-274162)

Ladies and Gentlemen:

We have acted as counsel to Marpai, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-274162) (as amended through the date hereof, the “Registration Statement”) pertaining to the registration and proposed maximum aggregate offering of up to $6,109,375 of: (i) shares (the “Firm Shares”) of common stock, par value $0.0001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”)to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) at the option of the Underwriter (as hereinafter defined), the issuance and sale to the Underwriter of additional Shares (the “Overallotment Shares” and together with the Firm Shares, the “Shares”) and (iv) warrants (the “Representative’s Warrant”) to purchase shares of Common Stock (such shares, the “Representative’s Warrant Shares”) issued to the Underwriters (as defined below) (collectively, the “Securities”). The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity, LLC (the “Underwriter”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the laws of the State of New York as they relate to the Representative’s Warrant.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (ii) the Pre-Funded Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; (iii) the Pre-Funded Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable; (iv) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (v) the Representative’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP